Exhibit 99.1

Alcoa Corporation Reports First Quarter 2017 Results

Company grew profits sequentially on stronger alumina and aluminum pricing

NEW YORK--(BUSINESS WIRE)--April 24, 2017--Alcoa Corporation (NYSE: AA):

1Q 2017 Results1

  Net income of $225 million, or $1.21 per share
  Excluding special items, adjusted net income of $117 million, or $0.63 per share
  Adjusted earnings before interest, tax, depreciation, and amortization (EBITDA), excluding special items of $533 million, up 59 percent sequentially driven by higher alumina and aluminum pricing
  Revenue of $2.7 billion, up 5 percent sequentially, reflecting increased alumina and aluminum pricing
  $804 million cash balance and $1.45 billion of debt, for net debt of $0.65 billion, as of March 31, 2017
  Company continues to expect full-year 2017 adjusted EBITDA, excluding special items, between $2.1 billion and $2.3 billion2

$M, except per share amounts	1Q16	4Q16	1Q17
Revenue	$2,129	$2,537	$2,655
Net (loss) income attributable to Alcoa Corporation	$(210)	$(125)	$225
Earnings per share attributable to Alcoa Corporation	$(1.15)	$(0.68)	$1.21
Adjusted (loss) income	$(114)	$26	$117
Adjusted earnings per share	$(0.62)	$0.14	$0.63
Adjusted EBITDA excluding special items	$179	$335	$533

______________________________________________________________________

1 Prior to November 1, 2016, Alcoa Corporation’s financial statements were prepared on a carve-out basis, as the underlying operations of the Company were previously consolidated as part of Alcoa Corporation’s former parent company’s financial statements. Accordingly, the financial results of Alcoa Corporation for the quarter ended March 31, 2016 and for the month of October 2016 included in the quarter ended December 31, 2016 were also prepared on a carve-out basis. The carve-out financial statements of Alcoa Corporation are not necessarily indicative of Alcoa Corporation’s combined results of operations, financial position, and cash flows had it been a standalone company during the referenced periods. See the Consolidated Financial Statements included in the Company’s Form 10-K for the period ended December 31, 2016 filed with the United States Securities and Exchange Commission on March 15, 2017 for additional information.

2 Based on actual results for 1Q17, outlook for 2Q17 – 4Q17 at $1,900 LME, $305 API, and updated regional premiums and foreign currencies.

______________________________________________________________________

Alcoa Corporation (NYSE: AA), a global leader in bauxite, alumina, and aluminum products, today reported that first quarter 2017 profits grew sequentially on stronger alumina and aluminum pricing and that it maintained a solid cash position.

In addition, the Company reiterated its expectations of full-year 2017 adjusted EBITDA, excluding special items, between $2.1 billion and $2.3 billion, based on April 2017 market assumptions, and net performance of $50 million for the year.

“Alcoa is off to a strong start with our first full quarter as an independent company,” said Roy Harvey, Chief Executive Officer of Alcoa. “In our Bauxite segment, our third-party business remained strong and we continued to grow profits, while our Alumina and Aluminum segments captured the benefits of improved market pricing to increase earnings substantially.”

Harvey continued: “Over the last few months, we also remained focused on our strategic priorities. To reduce complexity, we consolidated our business units and administrative locations; we began to put our return seeking capital to work across our businesses to drive returns, and we continued to strengthen the balance sheet by maintaining a healthy level of cash on hand. As we look forward to the rest of 2017, we are well positioned to deliver value to our stockholders.”

In first quarter 2017, Alcoa reported net income of $225 million, or $1.21 per share. Results include $108 million of special items largely due to gains from the sale of the Yadkin Hydroelectric Project. First quarter 2017 results compare to a net loss of $125 million, or $(0.68) per share, in fourth quarter 2016, which included costs to streamline the portfolio.

Excluding the impact of special items, first quarter 2017 adjusted net income was $117 million, or $0.63 per share. In fourth quarter 2016, Alcoa’s adjusted net income was $26 million, or $0.14 per share, excluding special items.

Alcoa reported first quarter 2017 adjusted EBITDA excluding special items of $533 million, up 59 percent from $335 million in fourth quarter 2016. In first quarter 2017, Alcoa reported revenue of $2.7 billion, up 5 percent sequentially. Both revenue and adjusted EBITDA excluding special items increased on higher alumina and aluminum pricing.

In the first quarter, the Company’s cash from operations was $74 million and free cash flow was $3 million. Alcoa ended the first quarter of 2017 with cash on hand of $804 million after transferring the net proceeds received from the Yadkin sale to former parent Arconic Inc. according to terms of the separation agreement. The Company reported 19 days working capital.

In an ongoing effort to reduce complexity, in the first quarter Alcoa streamlined its business segments into three, focused on bauxite, alumina and aluminum. Earlier this month, the Company also announced a consolidation of its administrative locations.

Market Update

For 2017, Alcoa is projecting 2017 global aluminum demand growth of 4.5 to 5 percent over 2016. The Company continues to project relatively balanced global bauxite and alumina markets and a modest global aluminum surplus of 300 thousand to 700 thousand metric tons.

Conference Call

Alcoa will hold its quarterly conference call at 5:00 PM Eastern Daylight Time (EDT) on Monday, April 24, 2017 to present first quarter 2017 results and discuss its business and markets.

The call will be webcast via the Company’s homepage on www.alcoa.com. Presentation materials for the call will be available for viewing at approximately 4:15 PM EDT on April 24, 2017 on the same website. Call information and related details are available under the “Investors” section at www.alcoa.com.

Dissemination of Company Information

Alcoa intends to make future announcements regarding Company developments and financial performance through its website at www.alcoa.com.

About Alcoa Corporation

Alcoa (NYSE: AA) is a global industry leader in bauxite, alumina, and aluminum products, with a strong portfolio of value-added cast and rolled products and substantial energy assets. Alcoa is built on a foundation of strong values and operating excellence dating back nearly 130 years to the world-changing discovery that made aluminum an affordable and vital part of modern life. Since inventing the aluminum industry, and throughout our history, our talented Alcoans have followed on with breakthrough innovations and best practices that have led to efficiency, safety, sustainability, and stronger communities wherever we operate. Visit us online on www.alcoa.com, follow @Alcoa on Twitter and on Facebook at www.facebook.com/Alcoa.

We have included the above website addresses only as inactive textual references and do not intend these to be active links to such websites. Information contained on such websites or that can be accessed through such websites does not constitute a part of this press release.

Forward-Looking Statements

This press release contains statements that relate to future events and expectations and as such constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include those containing such words as “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “outlook,” “plans,” “projects,” “seeks,” “sees,” “should,” “targets,” “will,” “would,” or other words of similar meaning. All statements by Alcoa Corporation that reflect expectations, assumptions or projections about the future, other than statements of historical fact, are forward-looking statements, including, without limitation, forecasts concerning global demand growth for bauxite, alumina, and aluminum, and supply/demand balances; statements, projections or forecasts of future or targeted financial results or operating performance; and statements about strategies, outlook, business and financial prospects. These statements reflect beliefs and assumptions that are based on Alcoa Corporation’s perception of historical trends, current conditions and expected future developments, as well as other factors that management believes are appropriate in the circumstances. Forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties, and changes in circumstances that are difficult to predict. Although Alcoa Corporation believes that the expectations reflected in any forward-looking statements are based on reasonable assumptions, it can give no assurance that these expectations will be attained and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties. Such risks and uncertainties include, but are not limited to: (a) material adverse changes in aluminum industry conditions, including global supply and demand conditions and fluctuations in London Metal Exchange-based prices and premiums, as applicable, for primary aluminum, alumina, and other products, and fluctuations in indexed-based and spot prices for alumina; (b) deterioration in global economic and financial market conditions generally; (c) unfavorable changes in the markets served by Alcoa Corporation; (d) the impact of changes in foreign currency exchange rates on costs and results; (e) increases in energy costs; (f) changes in discount rates or investment returns on pension assets; (g) the inability to achieve the level of revenue growth, cash generation, cost savings, improvement in profitability and margins, fiscal discipline, or strengthening of competitiveness and operations anticipated from restructuring programs and productivity improvement, cash sustainability, technology advancements, and other initiatives; (h) the inability to realize expected benefits, in each case as planned and by targeted completion dates, from acquisitions, divestitures, facility closures, curtailments, restarts, expansions, or joint ventures; (i) political, economic, and regulatory risks in the countries in which Alcoa Corporation operates or sells products; (j) the outcome of contingencies, including legal proceedings, government or regulatory investigations, and environmental remediation; (k) the impact of cyberattacks and potential information technology or data security breaches; and (l) the other risk factors discussed in Item 1A of Alcoa Corporation’s Form 10-K for the fiscal year ended December 31, 2016 and other reports filed by Alcoa Corporation with the U.S. Securities and Exchange Commission. Alcoa Corporation disclaims any obligation to update publicly any forward-looking statements, whether in response to new information, future events or otherwise, except as required by applicable law. Market projections are subject to the risks discussed above and other risks in the market.

Non-GAAP Financial Measures

Some of the information included in this release is derived from Alcoa’s consolidated financial information but is not presented in Alcoa’s financial statements prepared in accordance with accounting principles generally accepted in the United States of America (GAAP). Certain of these data are considered “non-GAAP financial measures” under SEC rules. These non-GAAP financial measures supplement our GAAP disclosures and should not be considered in isolation from, or as an alternative to, the GAAP measure. Reconciliations to the most directly comparable GAAP financial measures and management’s rationale for the use of the non-GAAP financial measures can be found in the schedules to this release.

Alcoa Corporation and subsidiaries
Statement of Consolidated Operations (unaudited)
(dollars in millions, except per-share amounts)

	Quarter ended
	March 31,	December 31,	March 31,
	2016(2)(3)	2016(2)	2017
Sales	$2,129	$2,537	$2,655

Cost of goods sold (exclusive of expenses below)	1,866	2,123	2,043
Selling, general administrative, and other expenses	85	92	72
Research and development expenses	11	7	7
Provision for depreciation, depletion, and amortization	177	182	179
Restructuring and other charges	84	209	10
Interest expense	64	46	26
Other expenses (income), net	39	1	(100)
Total costs and expenses	2,326	2,660	2,237

(Loss) income before income taxes	(197)	(123)	418
Provision for income taxes	18	6	110

Net (loss) income	(215)	(129)	308

Less: Net (loss) income attributable to noncontrolling interest	(5)	(4)	83

NET (LOSS) INCOME ATTRIBUTABLE TO ALCOA CORPORATION	$(210)	$(125)	$225

EARNINGS PER SHARE ATTRIBUTABLE TO ALCOA CORPORATION COMMON SHAREHOLDERS(1):
Basic:
Net (loss) income	$(1.15)	$(0.68)	$1.23
Average number of shares	182,471,195	182,688,806	183,816,083

Diluted:
Net (loss) income	$(1.15)	$(0.68)	$1.21
Average number of shares	182,471,195	182,688,806	186,303,547

Shipments of aluminum products (metric tons)	764,000	852,000	801,000
(1)	The respective basic and diluted earnings per share for the quarter ended March 31, 2016 was calculated based on the 182,471,195 shares of Alcoa Corporation common stock distributed on November 1, 2016 in conjunction with the completion of Alcoa Corporation’s separation from its former parent company and are considered pro forma in nature. Prior to November 1, 2016, Alcoa Corporation did not have any issued and outstanding common stock.

(2)

Prior to November 1, 2016, Alcoa Corporation’s financial statements were prepared on a carve-out basis, as the underlying operations of the Company were previously consolidated as part of Alcoa Corporation’s former parent company’s financial statements. Accordingly, the results of operations of Alcoa Corporation for the quarter ended March 31, 2016 and for the month of October 2016 included in the quarter ended December 31, 2016 were prepared on such basis. The carve-out financial statements of Alcoa Corporation are not necessarily indicative of Alcoa Corporation’s combined results of operations had it been a standalone company during the referenced periods. See the Consolidated Financial Statements included in Alcoa Corporation’s Annual Report on Form 10-K for the period ended December 31, 2016 filed with the United States Securities and Exchange Commission on March 15, 2017 for additional information.

(3)	In preparing the Statement of Consolidated Operations for the year ended December 31, 2016, management discovered that the amount of Cost of goods sold previously reported for the quarter ended March 31, 2016 included an immaterial error due to an under-allocation of LIFO expense of $7. As a result, management has revised Cost of goods sold from the $1,859 previously reported to $1,866 and Net loss attributable to Alcoa Corporation from the $(203) previously reported to $(210).

Alcoa Corporation and subsidiaries
Consolidated Balance Sheet (unaudited)
(in millions)

	December 31,	March 31,
	2016	2017
ASSETS
Current assets:
Cash and cash equivalents	$853	$804
Receivables from customers	668	708
Other receivables	166	174
Inventories	1,160	1,294
Prepaid expenses and other current assets	334	424
Total current assets	3,181	3,404

Properties, plants, and equipment	22,550	23,070
Less: accumulated depreciation, depletion, and amortization	13,225	13,642
Properties, plants, and equipment, net	9,325	9,428
Investments	1,358	1,393
Deferred income taxes	741	814
Fair value of derivative contracts	468	357
Other noncurrent assets	1,668	1,680
Total assets	$16,741	$17,076

LIABILITIES
Current liabilities:
Accounts payable, trade	$1,455	$1,434
Accrued compensation and retirement costs	456	425
Taxes, including income taxes	147	176
Other current liabilities	742	568
Long-term debt due within one year	21	20
Total current liabilities	2,821	2,623
Long-term debt, less amount due within one year	1,424	1,431
Accrued pension benefits	1,851	1,813
Accrued other postretirement benefits	1,166	1,154
Asset retirement obligations	604	635
Environmental remediation	264	263
Noncurrent income taxes	310	352
Other noncurrent liabilities and deferred credits	604	642
Total liabilities	9,044	8,913

EQUITY
Alcoa Corporation shareholders’ equity:
Common stock	2	2
Additional capital	9,531	9,553
Retained (deficit) earnings	(104)	121
Accumulated other comprehensive loss	(3,775)	(3,800)
Total Alcoa Corporation shareholders' equity	5,654	5,876
Noncontrolling interest	2,043	2,287
Total equity	7,697	8,163
Total liabilities and equity	$16,741	$17,076

Alcoa Corporation and subsidiaries
Statement of Consolidated Cash Flows (unaudited)
(in millions)

	Three months ended
	March 31,
	2016(3)	2017
CASH FROM OPERATIONS
Net (loss) income	$(215)	$308
Adjustments to reconcile net (loss) income to cash from operations:
Depreciation, depletion, and amortization	177	179
Deferred income taxes	-	23
Equity income, net of dividends	4	(1)
Restructuring and other charges	84	10
Net gain (loss) from investing activities – asset sales	2	(120)
Net periodic pension benefit cost	11	28
Stock-based compensation	8	7
Other	6	9
Changes in assets and liabilities, excluding effects of acquisitions, divestitures, and foreign currency translation adjustments:
(Increase) decrease in receivables	(23)	7
Decrease (increase) in inventories	8	(102)
Decrease in prepaid expenses and other current assets	-	13
(Decrease) in accounts payable, trade	(152)	(45)
(Decrease) in accrued expenses	(205)	(181)
(Decrease) in taxes, including income taxes	(60)	(17)
Pension contributions	(14)	(21)
Decrease (increase) in noncurrent assets	14	(3)
(Decrease) in noncurrent liabilities	(4)	(20)
CASH (USED FOR) PROVIDED FROM OPERATIONS	(359)	74

FINANCING ACTIVITIES
Net transfers from Parent Company	302	-
Cash paid to Arconic related to separation(1)	-	(238)
Net change in short-term borrowings (original maturities of three months or less)	(1)	2
Additions to debt (original maturities greater than three months)	-	2
Payments on debt (original maturities greater than three months)	(4)	(5)
Proceeds from the exercise of employee stock options	-	18
Contributions from noncontrolling interest	-	24
Distributions to noncontrolling interest	(50)	(57)
Other	-	(6)
CASH PROVIDED FROM (USED FOR) FINANCING ACTIVITIES	247	(260)

INVESTING ACTIVITIES
Capital expenditures	(86)	(71)
Proceeds from the sale of assets and businesses(2)	(13)	238
Additions to investments	(3)	(25)
Net change in restricted cash	(1)	(11)
CASH (USED FOR) PROVIDED FROM INVESTING ACTIVITIES	(103)	131

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	17	6
Net change in cash and cash equivalents	(198)	(49)
Cash and cash equivalents at beginning of year	557	853
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$359	$804
(1)

On November 1, 2016, Alcoa Corporation separated from its former parent company (now named Arconic Inc.) into a standalone, publicly-traded company.  In accordance with the terms of the related Separation and Distribution Agreement, Alcoa Corporation paid to Arconic Inc. the net after-tax proceeds of $238 from the sale of the Yadkin Hydroelectric Project.

(2)

Proceeds from the sale of assets and businesses for the three months ended March 31, 2016 includes a cash outflow for cash paid as a result of a post-closing adjustment associated with the December 2014 divestiture of an ownership stake in a smelter in the United States.

(3)

Prior to November 1, 2016, Alcoa Corporation’s financial statements were prepared on a carve-out basis, as the underlying operations of the Company were previously consolidated as part of Alcoa Corporation’s former parent company’s financial statements.  Accordingly, the cash flows of Alcoa Corporation for the three months ended March 31, 2016 were prepared on such basis.  The carve-out financial statements of Alcoa Corporation are not necessarily indicative of Alcoa Corporation’s consolidated cash flows had it been a standalone company during the referenced periods.  See the Combined Financial Statements included in Exhibit 99.1 to Alcoa Corporation’s Form 10 Registration Statement and the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the period ended December 31, 2016 filed with the United States Securities and Exchange Commission on October 11, 2016 and March 15, 2017, respectively, for additional information.

Alcoa Corporation and subsidiaries
Segment Information(1),(2) (unaudited)
(dollars in millions; alumina and aluminum production and shipments in thousands of metric tons [kmt])

	1Q16	2Q16	3Q16	4Q16	2016	1Q17
Bauxite:
Production(3) (million dry metric tons)	11.3	10.8	11.1	11.8	45.0	11.1
Total shipments (million dry metric tons)	11.2	11.8	11.7	12.2	46.9	11.6
Third-party sales	$44	$87	$93	$91	$315	$70
Intersegment sales	$175	$182	$192	$202	$751	$219
Adjusted EBITDA	$77	$99	$97	$102	$375	$110
Depreciation, depletion, and amortization	$17	$19	$21	$20	$77	$18

Alumina:
Production (kmt)	3,330	3,316	3,310	3,295	13,251	3,211
Third-party shipments (kmt)	2,168	2,266	2,361	2,276	9,071	2,255
Intersegment shipments (kmt)	1,257	1,137	1,140	1,169	4,703	947
Third-party sales	$496	$601	$585	$618	$2,300	$734
Intersegment sales	$292	$321	$317	$377	$1,307	$361
Adjusted EBITDA	$15	$114	$78	$171	$378	$297
Depreciation and amortization	$45	$47	$47	$47	$186	$49
Equity (loss) income	$(14)	$(7)	$(9)	$(10)	$(40)	$1

Aluminum:
Primary aluminum production (kmt)	600	595	586	587	2,368	559
Third-party aluminum shipments (kmt)	764	770	761	852	3,147	801
Third-party sales	$1,552	$1,597	$1,600	$1,782	$6,531	$1,806
Intersegment sales	$34	$2	$2	$4	$42	$4
Adjusted EBITDA	$165	$180	$183	$152	$680	$206
Depreciation and amortization	$103	$104	$103	$104	$414	$101
Equity loss	$(7)	$(10)	$(7)	$–	$(24)	$(7)

Reconciliation of total segment Adjusted EBITDA to consolidated net (loss) income attributable to Alcoa Corporation:
Total segment Adjusted EBITDA	$257	$393	$358	$425	$1,433	$613
Unallocated amounts:
Impact of LIFO	18	(1)	1	(28)	(10)	(14)
Metal price lag	2	2	1	4	9	6
Corporate expense	(36)	(50)	(47)	(44)	(177)	(33)
Provision for depreciation, depletion, and amortization	(177)	(178)	(181)	(182)	(718)	(179)
Restructuring and other charges	(84)	(8)	(17)	(209)	(318)	(10)
Interest expense	(64)	(66)	(67)	(46)	(243)	(26)
Other (expenses) income, net	(39)	23	106	(1)	89	100
Other	(74)	(59)	(52)	(42)	(227)	(39)
Consolidated (loss) income before income taxes	(197)	56	102	(123)	(162)	418
Provision for income taxes	(18)	(68)	(92)	(6)	(184)	(110)
Net loss (income) attributable to noncontrolling interest	5	(43)	(20)	4	(54)	(83)
Consolidated net (loss) income attributable to Alcoa Corporation	$(210)	$(55)	$(10)	$(125)	$(400)	$225
The difference between certain segment totals and consolidated amounts is in Corporate.

(1)	Effective in the first quarter of 2017, management elected to change the profit and loss measure of Alcoa Corporation’s reportable segments from After-tax operating income (ATOI) to Adjusted EBITDA (Earnings before interest, taxes, depreciation, and amortization) for internal reporting and performance measurement purposes. This change was made to enhance the transparency and visibility of the underlying operating performance of each segment. Alcoa Corporation calculates Adjusted EBITDA as Total sales (third-party and intersegment) minus the following items: Cost of goods sold; Selling, general administrative, and other expenses; and Research and development expenses. Previously, Alcoa Corporation calculated ATOI as Adjusted EBITDA minus (plus) the following items: Provision for depreciation, depletion, and amortization; Equity loss (income); Loss (gain) on certain asset sales; and Income taxes. Alcoa Corporation’s Adjusted EBITDA may not be comparable to similarly titled measures of other companies.

Also effective in the first quarter of 2017, management combined Alcoa Corporation’s aluminum smelting, casting, and rolling businesses, along with the majority of the energy business, into a new Aluminum business unit. This new business unit is managed as a single operating segment. Prior to this change, each of these businesses were managed separately and comprised the Aluminum, Cast Products, Energy, and Rolled Products segments. As a result, Alcoa Corporation’s operating and reportable segments are Bauxite, Alumina, and Aluminum.

Segment information for all prior periods presented was revised to reflect the new segment structure, as well as the new measure of profit and loss.

(2)	Prior to November 1, 2016, Alcoa Corporation’s financial statements were prepared on a carve-out basis, as the underlying operations of the Company were previously consolidated as part of Alcoa Corporation’s former parent company’s financial statements. Accordingly, the financial results of Alcoa Corporation for all periods prior to fourth quarter 2016 were prepared on such basis. Additionally, the financial results of Alcoa Corporation for the first month of fourth quarter 2016 were also prepared on a carve-out basis. The carve-out financial statements of Alcoa Corporation are not necessarily indicative of Alcoa Corporation’s consolidated results of operations, financial position, and cash flows had it been a standalone company during the referenced periods. See the Combined Financial Statements included in Exhibit 99.1 to Alcoa Corporation’s Form 10 Registration Statement and the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the period ended December 31, 2016 filed with the United States Securities and Exchange Commission on October 11, 2016 and March 15, 2017, respectively, for additional information.

(3)

The production amounts do not include additional bauxite that Alcoa is entitled to receive (i.e. an amount in excess of its equity ownership interest) from certain other partners at the mine in Guinea.

Alcoa Corporation and subsidiaries
Calculation of Financial Measures (unaudited)
(in millions, except per-share amounts)

Adjusted (Loss) Income	(Loss) Income			Diluted EPS(2)
	Quarter ended			Quarter ended
	March 31, 2016(1)	December 31, 2016(1)	March 31, 2017	March 31, 2016(1)	December 31, 2016(1)	March 31, 2017

Net (loss) income attributable to Alcoa Corporation	$(210)	$(125)	$225	$(1.15)	$(0.68)	$1.21

Special items:
Restructuring and other charges	84	209	10
Discrete tax items(3)	5	(11)	(2)
Other special items(4)	12	30	(124)
Tax impact(5)	(5)	(22)	5
Noncontrolling interest impact(5)	–	(55)	3
Subtotal	96	151	(108)

Net (loss) income attributable to Alcoa Corporation – as adjusted	$(114)	$26	$117	(0.62)	0.14	0.63
Net (loss) income attributable to Alcoa Corporation – as adjusted is a non-GAAP financial measure. Management believes that this measure is meaningful to investors because management reviews the operating results of Alcoa Corporation excluding the impacts of restructuring and other charges, discrete tax items, and other special items (collectively, “special items”). There can be no assurances that additional special items will not occur in future periods. To compensate for this limitation, management believes that it is appropriate to consider both Net (loss) income attributable to Alcoa Corporation determined under GAAP as well as Net (loss) income attributable to Alcoa Corporation – as adjusted.

(1)	Prior to November 1, 2016, Alcoa Corporation’s financial statements were prepared on a carve-out basis, as the underlying operations of the Company were previously consolidated as part of Alcoa Corporation’s former parent company’s financial statements. Accordingly, the results of operations of Alcoa Corporation for the quarter ended March 31, 2016 and for the month of October 2016 included in the quarter ended December 31, 2016 were prepared on such basis. The carve-out financial statements of Alcoa Corporation are not necessarily indicative of Alcoa Corporation’s consolidated results of operations had it been a standalone company during the referenced periods. See the Combined Financial Statements included in Exhibit 99.1 to Alcoa Corporation’s Form 10 Registration Statement and the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the period ended December 31, 2016 filed with the United States Securities and Exchange Commission on October 11, 2016 and March 15, 2017, respectively, for additional information.

(2)	In any given period, the average number of shares applicable to diluted EPS for Net (loss) income attributable to Alcoa Corporation common shareholders may exclude certain share equivalents as their effect is anti-dilutive. However, certain of these share equivalents may become dilutive in the EPS calculation applicable to Net (loss) income attributable to Alcoa Corporation common shareholders – as adjusted due to a larger and/or positive numerator.

Specifically, for the quarter ended December 31, 2016, share equivalents associated with outstanding employee stock options and awards were dilutive based on Net income attributable to Alcoa Corporation common shareholders – as adjusted, resulting in a diluted average number of shares of 184,448,353, and for the quarter ended March 31, 2017, no additional share equivalents were dilutive based on Net income attributable to Alcoa common shareholders – as adjusted, resulting in a diluted average number of shares of 186,303,547.

Prior to November 1, 2016, Alcoa Corporation did not have any issued and outstanding common stock. As such, the respective basic and diluted EPS related to both Net loss attributable to Alcoa Corporation and Net loss attributable to Alcoa Corporation – as adjusted for the quarter ended March 31, 2016 were calculated based on the 182,471,195 shares of Alcoa Corporation common stock distributed on November 1, 2016 in conjunction with the completion of Alcoa Corporation’s separation from its former parent company and are considered pro forma in nature.

(3)	Discrete tax items include the following:
•	for the quarter ended March 31, 2016, a net charge for a number of small items;
•	for the quarter ended December 31, 2016, a benefit for the remeasurement of certain deferred tax assets of a subsidiary in Brazil due to a tax rate change; and
•	for the quarter ended March 31, 2017, a net benefit for a number of small items.

(4)	Other special items include the following:
•

for the quarter ended March 31, 2016, costs associated with the then-planned separation of Alcoa Corporation from its former parent company ($9) and a write-down of inventory related to the permanent closure of a smelter in the United States ($3);

•

for the quarter ended December 31, 2016, costs associated with the separation of Alcoa Corporation from its former parent company ($19), interest expense incurred in October 2016 related to debt that was issued in September 2016 in preparation for the separation of Alcoa Corporation from its former parent company (completed on November 1, 2016) ($8), a net unfavorable change in certain mark-to-market energy derivative contracts ($2), and an inventory adjustment at a curtailed refinery in the United States ($1); and

•

for the quarter ended March 31, 2017, a gain on the sale of the Yadkin Hydroelectric Project in the United States ($120) and a net favorable change in certain mark-to-market energy derivative contracts ($4).

(5)	The tax impact on special items is based on the applicable statutory rates in the jurisdictions where the special items occurred. The noncontrolling interest impact on special items represents Alcoa’s partners’ share of certain special items.

Alcoa Corporation and subsidiaries
Calculation of Financial Measures (unaudited), continued
(in millions)

Adjusted EBITDA	Quarter ended
	March 31, 2016(1)	December 31, 2016(1)	March 31, 2017

Net (loss) income attributable to Alcoa Corporation	$(210)	$(125)	$225

Add:
Net (loss) income attributable to noncontrolling interest	(5)	(4)	83
Provision for income taxes	18	6	110
Other expenses (income), net	39	1	(100)
Interest expense	64	46	26
Restructuring and other charges	84	209	10
Provision for depreciation, depletion, and amortization	177	182	179

Adjusted EBITDA	$167	$315	$533

Special items(2)	12	20	–

Adjusted EBITDA, excluding special items	$179	$335	$533
Alcoa’s Corporation’s definition of Adjusted EBITDA (Earnings before interest, taxes, depreciation, and amortization) is net margin plus an add-back for depreciation, depletion, and amortization. Net margin is equivalent to Sales minus the following items: Cost of goods sold; Selling, general administrative, and other expenses; Research and development expenses; and Provision for depreciation, depletion, and amortization. Adjusted EBITDA is a non-GAAP financial measure. Management believes that this measure is meaningful to investors because Adjusted EBITDA provides additional information with respect to Alcoa Corporation’s operating performance and the Company’s ability to meet its financial obligations. The Adjusted EBITDA presented may not be comparable to similarly titled measures of other companies.

(1)	Prior to November 1, 2016, Alcoa Corporation’s financial statements were prepared on a carve-out basis, as the underlying operations of the Company were previously consolidated as part of Alcoa Corporation’s former parent company’s financial statements. Accordingly, the results of operations of Alcoa Corporation for the quarter ended March 31, 2016 and for the month of October 2016 included in the quarter ended December 31, 2016 were prepared on such basis. The carve-out financial statements of Alcoa Corporation are not necessarily indicative of Alcoa Corporation’s consolidated results of operations had it been a standalone company during the referenced periods. See the Combined Financial Statements included in Exhibit 99.1 to Alcoa Corporation’s Form 10 Registration Statement and the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the period ended December 31, 2016 filed with the United States Securities and Exchange Commission on October 11, 2016 and March 15, 2017, respectively, for additional information.

(2)	Special items include the following (see reconciliation of Adjusted (Loss) Income above for additional information):
•	for the quarter ended March 31, 2016, costs associated with the then-planned separation of Alcoa Corporation from its former parent company ($9) and a write-down of inventory related to the permanent closure of a smelter in the United States ($3); and
•	for the quarter ended December 31, 2016, costs associated with the separation of Alcoa Corporation from its former parent company ($19) and an inventory adjustment at a curtailed refinery in the United States ($1).

Alcoa Corporation and subsidiaries Calculation of Financial Measures (unaudited), continued (in millions)

Free Cash Flow	Quarter ended
	December 31, 2016(1)	March 31, 2017

Cash from operations	$239	$74

Capital expenditures	(146)	(71)

Free cash flow	$93	$3
Free Cash Flow is a non-GAAP financial measure. Management believes that this measure is meaningful to investors because management reviews cash flows generated from operations after taking into consideration capital expenditures due to the fact that these expenditures are considered necessary to maintain and expand Alcoa Corporation’s asset base and are expected to generate future cash flows from operations. It is important to note that Free Cash Flow does not represent the residual cash flow available for discretionary expenditures since other non-discretionary expenditures, such as mandatory debt service requirements, are not deducted from the measure.

(1)	Prior to November 1, 2016, Alcoa Corporation’s financial statements were prepared on a carve-out basis, as the underlying operations of the Company were previously consolidated as part of Alcoa Corporation’s former parent company’s financial statements. Accordingly, the cash flows of Alcoa Corporation for the month of October 2016 included in the quarter ended December 31, 2016 were prepared on such basis. The carve-out financial statements of Alcoa Corporation are not necessarily indicative of Alcoa Corporation’s consolidated cash flows had it been a standalone company during the referenced periods. See the Combined Financial Statements included in Exhibit 99.1 to Alcoa Corporation’s Form 10 Registration Statement and the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the period ended December 31, 2016 filed with the United States Securities and Exchange Commission on October 11, 2016 and March 15, 2017, respectively, for additional information.

Net Debt	December 31,	March 31,
	2016	2017

Short-term borrowings	$1	$3
Long-term debt due within one year	21	20
Long-term debt, less amount due within one year	1,424	1,431
Total debt	$1,446	$1,454

Less: Cash and cash equivalents	853	804

Net debt	$593	$650
Net debt is a non-GAAP financial measure. Management believes that this measure is meaningful to investors because management assesses Alcoa Corporation’s leverage position after factoring in available cash that could be used to repay outstanding debt.

CONTACT:
Alcoa Corporation
Investor Contact:
James Dwyer, +1 212-518-5450
James.Dwyer@alcoa.com
or
Media Contact:
Monica Orbe, +1 212-518-5455
Monica.Orbe@alcoa.com